                             AGREEMENT OF REORGANIZATION

     This AGREEMENT OF REORGANIZATION ("Agreement") is made as of the 21st day of May, 1997, by and between Digital Entertainment Networks, L.L.C., an Illinois limited liability company (the "Company"), each member of the Company (collectively, the "Members," each individually, a "Member"), Howard
A. Tullman ("Tullman"), Red 5 Management, Inc., an Illinois corporation ("Red 5"), Jam Enterprises Corp., an Illinois corporation ("Jam Enterprises," and together with Red 5 and Tullman, the "Managers"), each holder of options to acquire Units of the Company (collectively, the "Option Holders," and each individually, an "Option Holder"), and JAMtv Corporation, a Delaware corporation ("JAMtv"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed such terms in that certain Operating Agreement of the Company dated July 2, 1996 by and among the Members and the Managers, as amended (the "Operating Agreement").

                                       RECITALS

     WHEREAS, the Members and Managers collectively hold all of the 115,053 issued and outstanding Units of the Company;

     WHEREAS, the Option Holders collectively hold all of the 28,760 issued and outstanding options (the "LLC Options") granted pursuant to a certain Unit Option Plan of the Company (the "Unit Option Plan") to acquire Units of the Company;

     WHEREAS, the Members and the Managers desire to amend the Operating Agreement with respect to certain matters set forth herein;

     WHEREAS, the parties deem it advisable and in the best interests of the stockholders of JAMtv that JAMtv enter into a certain Preferred Stock Purchase Agreement, by and between the Company, G.S. Capital Partners, L.P., a Delaware limited partnership (or such other party or parties as Goldman, Sachs & Co. may designate) (hereinafter "GSCP"), and certain Members who have previously entered into a Note Purchase Agreement made as of the 31st day of March 1997, with the Company, and that pursuant to such Preferred Stock Purchase Agreement, JAMtv shall issue shares of Series A Convertible Preferred Stock, par value $0.01 per share, of JAMtv ("JAMtv Preferred Stock");

     WHEREAS, the parties deem it advisable and in the best interests of the stockholders of JAMtv and the Members of the Company that, subject to certain conditions precedent, including the closing of the stock purchase and sale transaction contemplated by the Preferred Stock

Purchase Agreement, all of the Members exchange all of their Units for shares of common stock, par value $.01 per share, of JAMtv ("JAMtv Common Stock") pursuant to the terms hereof; and

     WHEREAS, subject to certain conditions precedent, including the closing of the stock purchase and sale transaction contemplated by the Preferred Stock Purchase Agreement, the parties desire to provide for the distribution, conveyance, and transfer to JAMtv of all of the rights, properties, assets, and interests of the Company and the assumption by JAMtv of all of the Company's obligations and liabilities, and to further provide for the dissolution of the Company all in accordance with the terms hereof.

     NOW THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by all parties hereto, the parties agree as follows:

                                   ARTICLE I

                        AMENDMENT TO OPERATING AGREEMENT

     1.1   EXECUTION AND DELIVERY OF AMENDMENT.   Each of the Members and
Managers hereby approves, and shall execute and deliver contemporaneously herewith, the Second Amendment to Operating Agreement in the form attached hereto as EXHIBIT A (the "Second Amendment"). Each of the Members and Managers acknowledges and agrees that the Second Amendment is necessary and desirable to correct certain erroneous provisions of that certain First Amendment to Operating Agreement of Digital Entertainment Networks, L.L.C. dated on or about September 18, 1996 by and among the "Members" (as defined therein).

                                   ARTICLE II

           EXCHANGE OF UNITS FOR JAMTV COMMON STOCK; UNIT OPTION PLAN

     2.1 EXCHANGE. Notwithstanding any term or provision of the Operating Agreement to the contrary, at the "Effective Time" (as hereinafter defined) and without any further action by the Company, JAMtv, the Members, the Managers, or any other person, each Member shall and hereby does contribute, convey, and assign over to JAMtv all Units of the Company held by such Member (and JAMtv does hereby accept the same), and JAMtv shall and hereby does issue to each Member ten (10) shares of JAMtv Common Stock in exchange for each Unit of the Company held by such Member (the "Exchange"). The "Unit Exchange Schedule" attached hereto as SCHEDULE 1 and made a part hereof shall be conclusive, absent manifest error, as to the amount of Units held by an Member immediately prior to the Exchange and the amount of shares of JAMtv Common Stock issuable to such Member pursuant to this SECTION 2.1. In furtherance of the Exchange, each of the Members shall execute and deliver, contemporaneously herewith, a Subscription Agreement (a "Subscription Agreement") in the form attached hereto as EXHIBIT B, together with a "Questionnaire" and a "Power of Attorney," each attached to such Subscription Agreement.

     2.2 EFFECTIVE TIME. The time at which the Exchange becomes effective is the time at which the following conditions have been fulfilled:

           (a) the Company receives Subscription Agreements duly completed and executed by all of the Members, and

           (b) GSCP shall enter into the Preferred Stock Purchase Agreement and shall pay, or shall commit to pay, for the purchase of 1,500,000 shares of JAMtv Preferred Stock in accordance with the terms of Preferred Stock Purchase Agreement.

Such time is sometimes herein referred to as the "Effective Time" and the date on which the Effective Time occurs is sometimes herein referred to as the "Effective Date."

     2.3 ISSUANCE OF JAMTV COMMON STOCK CERTIFICATES. The shares of JAMtv Common Stock issued pursuant to the Exchange shall be deemed to have been issued at the Effective Time. On the Effective Date (or such other date subsequent thereto as JAMtv and a Member shall agree), JAMtv, or its transfer agent or other agent designated by JAMtv for such purpose (the "Issuing Agent") shall issue and deliver to each Member a certificate evidencing the shares of JAMtv Common Stock to which it, he or she is entitled under SECTION
2.1. From and after the Effective Time until such certificates are so delivered, the registered owner on the books and records of the Company of the applicable exchanged Unit shall have and be entitled to exercise any voting and other rights with respect to, and to receive dividends and other distributions upon, the shares of JAMtv Common Stock to be represented by such certificate. Each certificate representing JAMtv Common Stock so issued in the Exchange shall bear legends describing the restrictions on transferability to which such shares of JAMtv Common Stock shall be subject, including the restrictions contained in the Stockholders' Agreement described in SECTION 6.1(b) below.

     2.4 CANCELLATION OF OUTSTANDING SHARES OF JAMTV COMMON STOCK Upon the Effective Time, all shares of JAMtv Common Stock outstanding immediately prior to the Effective Time shall, without any action on the part of the holders thereof, be canceled without payment of any consideration therefor and cease to exist and be outstanding.

     2.5   OPTIONS TO PURCHASE UNITS.

           (a) EXCHANGE OF OPTIONS. Notwithstanding any term or provision to the contrary in the Operating Agreement, the Unit Option Plan, the Option Grant Letter (as defined in the Unit Option Plan), or any other agreement relating to the LLC Options (collectively, the "LLC Option Documents"), upon the Effective Time, each of the LLC Options which is issued and outstanding immediately prior to the Exchange shall be converted into and become an option (the "JAMtv Options") to purchase ten shares of JAMtv Common Stock pursuant to the terms and conditions of the JAMtv Corporation Stock Option Plan (a copy of which is attached hereto as EXHIBIT C-1) (the "JAMtv Stock Option Plan"). Notwithstanding the foregoing, the conversion of LLC Options into JAMtv Options shall not be effective until the execution and delivery by the Option Holders of a Stock Option Agreement in a form substantially the same as the Stock Option Agreement attached hereto as EXHIBIT C-2 (the "Stock Option Agreement"), which, together with the JAMtv Corporation Stock Option Plan, shall govern all rights and obligations with respect to the JAMtv Options. The "Unit Exchange Schedule" attached hereto as SCHEDULE 1 and made a part hereof shall be conclusive, absent manifest error, as to the number of LLC Options held by an Option Holder immediately prior to the Exchange and the number of shares of JAMtv Common Stock which such Option Holder shall be entitled to purchase upon exercise of the JAMtv Options.

           (b) EXERCISE PRICE AND VESTING. The parties acknowledge and agree that, pursuant to Section 8.a. of the Unit Option Plan, the LLC Options would have been immediately exercisable in full upon written notice from the Management Board (as defined in the Unit Option Plan) that the Exchange has become effective. Therefore, the JAMtv Options into which the LLC Options shall be converted on the Effective Date shall become vested and be immediately exercisable in full on such date. The exercise price of the JAMtv Options shall be $1.00 per share of JAMtv Common Stock, which is equal to the exercise price of the LLC Options (after giving effect to the ten-for-one exchange provided in the Exchange).

           (c) LLC OPTION DOCUMENTS. Upon the issuance of the JAMtv Options to the Option Holders on the Effective Date, the LLC Option Documents shall terminate and have no further effect. At such time, neither the Company, JAMtv, nor any of the Option Holders shall have any rights or obligations under or with respect to any of the LLC Option Documents, and each shall be governed by the JAMtv Option documents, as provided in subsection (a) above.

     2.6 CERTIFICATE OF INCORPORATION. Each of the Members and Option Holders hereby acknowledges the execution of, and filing of, the Restated and Amended Certificate of Incorporation of JAMtv in the form attached hereto as EXHIBIT D-1 (the "Restated Certificate") by JAMtv with the Secretary of State of the State of Delaware.

     2.7 BY-LAWS. Each of the Members and Option Holders hereby acknowledges the adoption by JAMtv of the By-laws of JAMtv in the form attached hereto as EXHIBIT D-2.

     2.8 STOCK OPTION PLAN. Each of the Members and Option Holders hereby acknowledges the adoption by JAMtv of the JAMtv Stock Option Plan.

     2.9 DIRECTORS AND OFFICERS. Each of the Members and the Option Holders hereby acknowledges the election of the directors and the appointment of officers of JAMtv set forth on SCHEDULE 2 attached hereto and made a part hereof.

                                  ARTICLE III

             DISTRIBUTION OF ASSETS OF THE COMPANY TO JAMTV AND
                  ASSUMPTION OF COMPANY LIABILITIES BY JAMTV

     Notwithstanding any term or provision in the Operating Agreement to the contrary, effective at the Effective Time:

     3.1 SALE OF PURCHASED ASSETS. The Company shall and hereby does convey, assign, and transfer to JAMtv, and JAMtv shall and hereby does accept, on a going concern basis, all of the Company's right, title, and interest in all properties, assets, rights and interests of every kind and nature (including under the Assigned Contracts defined below), whether real or personal, tangible or intangible, and wherever located and by whomever possessed, owned by, used by, occupied by or held by or for the benefit of the Company as of the Effective Time, including, without limitation, those assets described on SCHEDULE 3 hereto and made a part hereof (the "Conveyed Assets").

     3.2 ASSIGNMENT AND ASSUMPTION. The Company shall and hereby does convey, assign, and transfer, to JAMtv, and JAMtv shall and hereby does accept and assume, all of the Company's debts, duties, liabilities, and obligations, including any debts, duties, liabilities, or obligations under any contracts, agreements, leases, licenses, instruments, promises (written or oral), undertakings, instruments or other writings to which the Company is a party, by which the Company is bound, or to which any of the Conveyed Assets are subject (the "Assumed Liabilities"), including, without limitation, those agreements set forth on SCHEDULE 4 attached hereto and made a part hereof (the "Assigned Contracts"); PROVIDED, HOWEVER, that each of the Operating Agreement and (subject to Section 2.5 herein) the LLC Option Documents shall terminate and shall be of no further force or effect.

     3.3 NO WARRANTIES. THE COMPANY EXPRESSLY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, OF ANY NATURE, RELATING TO THE CONVEYED ASSETS,

INCLUDING BUT NOT LIMITED TO ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE CONVEYED ASSETS, AND JAMTV ACQUIRES ALL OF THE CONVEYED ASSETS "AS IS, WHERE IS."

     3.4 DISTRIBUTION. The conveyance of the Conveyed Assets and the assignment and assumption of the Assumed Liabilities as set forth in this
Article III are sometimes referred to as the "Distribution."

                                  ARTICLE IV

                        THE DISSOLUTION OF THE COMPANY

     Notwithstanding any term or provision in the Operating Agreement to the contrary, effective immediately after to the Distribution:

     4.1 DISSOLUTION. Each party hereto does hereby acknowledge and consent to any and all actions taken by JAMtv, in its capacity as sole member of the Company, necessary or desirable to dissolve the Company, and upon such dissolution, to effect the transfer and conveyance to, and the assumption by, JAMtv of all of the Company's rights, interests, and properties, and all of its debts, duties, and liabilities (if any) remaining with the Company subsequent to the Distribution (the "Dissolution"). Without limiting the generality of the foregoing, each party hereto consents to the filing of the documents required to effect the Dissolution in Illinois, including the filing with the Secretary of State of the State of Illinois of Articles of Dissolution (the "Articles of Dissolution").

     4.2 FURTHER ACTION. If, at any time after the date hereof, any further action is necessary or desirable to carry out the Dissolution, or to vest in JAMtv the full right and title to and possession of all assets, property, rights, privileges, immunities, powers, and franchises of the Company, the officers and directors of JAMtv and the Managers of the Company are fully authorized to take, and shall take, all such action. Each of the parties hereto shall take any action and execute and deliver any additional document, instrument, or agreement necessary or desirable to consummate the transactions contemplated hereby.

     4.3 INTENT OF PARTIES WITH RESPECT TO EXCHANGE, DISTRIBUTION AND DISSOLUTION. Each party hereto hereby acknowledges and agrees that, under the Illinois Limited Liability Company Act (the "Illinois LLC Act"), no provision exists which would allow for the reorganization of the Company as a Delaware corporation through a merger of the Company (as an Illinois limited liability company) with and into JAMtv with JAMtv being the surviving entity, and that it is the parties' intent hereunder that the Exchange, Distribution and Dissolution reasonably approximate such a reorganization transaction. Accordingly, each party hereto agrees to take any action and execute and deliver any document, instrument, or agreement reasonably determined necessary or desirable by the Company or JAMtv to accomplish this intent.

                                  ARTICLE V

                   EXERCISE OF RIGHTS UNDER "BRIDGE NOTES"

     5.1 ELECTION TO RECEIVE PAYMENT OR JAMTV PREFERRED STOCK. Each of the Members who is a party to a Note Purchase Agreement (a "Note Agreement") dated March 31, 1997 with the Company and who purchased a "Bridge Note" (as such term is defined in such Member's respective Note Agreement) shall execute and deliver to the Company contemporaneously herewith an election notice (an "Election Notice") in the form attached hereto as EXHIBIT E-1, which Election Notice shall state that such Member has elected one of the following:

           (a) to receive payment in cash of the "Principal Amount" (as defined in such Note Agreement) plus interest thereon; or

           (b) to convert such Principal Amount into JAMtv Preferred Stock upon the terms set forth in such Note Agreement.

     5.2 PAYMENT. Members who have elected to receive cash with respect to such Member's Bridge Note shall receive, pursuant to the applicable Note Agreement, the Principal Amount of such Bridge Note, plus interest thereon pursuant to such Note Agreement.

     5.3 THE CONVERSION. If such Member has elected to convert such Principal Amount into JAMtv Preferred Stock, such Member (an "Investing Member") shall deliver in addition to the original Bridge Note, a Subscription Agreement in the form attached hereto as EXHIBIT E-2. Notwithstanding anything to the contrary in the foregoing or in the Note Agreement, any issuance of JAMtv Preferred Stock shall be made pursuant to the terms and conditions of the Goldman Documents (as defined in Section 6.2 below).

     5.4 WAIVER OF PARTICIPATION RIGHTS. Each Member, other than an Investing Member, hereby expressly waives any and all right of such Member, if any, to participate in the purchase of JAMtv Preferred Stock as described herein, whether such right arises under the Note Agreement, the Operating Agreement or otherwise.

                                  ARTICLE VI

                           THE GOLDMAN TRANSACTION

     6.1 GOLDMAN TRANSACTION DOCUMENTS. Subject to Article VII, contemporaneously herewith, each Investing Member shall execute and deliver, or cause its duly authorized agent to execute and deliver, to JAMtv each of the following documents:

           (a) The Preferred Stock Purchase Agreement in the form attached hereto as EXHIBIT F-1 (the "Stock Purchase Agreement");

           (b) The Stockholders' Agreement in the form attached hereto as EXHIBIT F-2 (the "Stockholders' Agreement"); and

           (c) The Registration Rights Agreement in the form attached hereto as EXHIBIT F-3 (the "Registration Rights Agreement");

and all Members shall execute and deliver, or cause its duly authorized agent to execute and deliver, to JAMtv, the Stockholders' Agreement described in paragraph (b) above.

     6.2 FURTHER ASSURANCES. Each of the parties hereto shall take, on a timely basis, any action and execute and deliver any additional document, instrument, or agreement necessary or desirable to consummate the transactions contemplated by the Stock Purchase Agreement, the Stockholders' Agreement, the Registration Rights Agreement, and the Restated Certificate, together with any other documents, agreements, or instruments to be delivered therewith (collectively, the "Goldman Documents").

                                  ARTICLE VII

                 CONDITIONS PRECEDENT TO AGREEMENT; TERMINATION
                                  OF AGREEMENT

     7.1 CONDITIONS PRECEDENT. It is the express intent of the parties hereto that each of the transactions contemplated by this Agreement, including the delivery of documents and agreements contemplated herein (other than the Second Amendment) are all specifically conditioned upon the prior fulfillment of the conditions set forth in Section 2.2 hereof. Without limiting the generality of the foregoing, if the conditions set forth in
Section 2.2 are not fulfilled on or prior to June 15, 1997, then this Agreement and each delivery made pursuant hereto (other than delivery of the Second Amendment) shall terminate and shall be of no further force and effect.

                                  ARTICLE VIII

                            REPRESENTATIONS OF JAMTV

     JAMtv represents, warrants and agrees as follows:

     8.1 EXISTENCE AND GOOD STANDING. JAMtv is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all necessary corporate power and authority to own its assets and conduct its operations in the jurisdictions where the same are owned and conducted.

     8.2 CAPITALIZATION. The entire authorized capital stock of JAMtv consists of 8,000,000 shares of common stock with a par value of $.01 per share ("JAMtv Common Stock"), and of 4,500,000 shares of preferred stock of which 2,500,000 shares have designated as Series A Convertible Preferred Stock with a par value of $.01 per share ("JAMtv Preferred Stock"). As of the date hereof, there are only three shares of JAMtv Common Stock issued and outstanding and no authorized share of JAMtv Preferred Stock is issued and outstanding. As of the date hereof, except as contemplated hereunder, there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which JAMtv is a party or which are binding upon JAMtv providing for the issuance, disposition, or acquisition of any of its capital stock.

     8.3 EXECUTION AND VALIDITY OF AGREEMENT. JAMtv has full corporate power and authority to make, execute, deliver and perform this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement by JAMtv and the consummation of the transactions contemplated hereby have been duly authorized by all required corporate action on behalf of JAMtv, and this Agreement has been duly and validly executed and delivered by JAMtv, and constitutes the valid and binding obligation of JAMtv, enforceable against it in accordance with its terms.

                                   ARTICLE IX

                         REPRESENTATIONS OF THE COMPANY

     The Company hereby represents, warrants and agrees as follows:

     9.1 EXISTENCE AND GOOD STANDING. The Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Illinois, with all necessary power and authority to own its assets and conduct its operations in the jurisdictions where the same are owned and conducted.

     9.2 EXECUTION AND VALIDITY OF AGREEMENT. The Company has full power and authority to make, execute, deliver and perform this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all required action on behalf of the Company and its Members and Managers, and this Agreement has been duly and validly executed and delivered by the Company, and constitutes the valid and binding obligation of the Company, enforceable against it in accordance with its terms.

                                   ARTICLE X

           INDIVIDUAL REPRESENTATIONS OF THE MEMBERS AND THE MANAGERS

     Each of the Members and the Managers hereby represents, warrants and agrees, with respect to such Member or Manager, as applicable, as follows:

     10.1 EXISTENCE AND GOOD STANDING. If not an individual, such Member or Manager is duly formed or organized, validly existing and in good standing under the laws of the state of its formation or incorporation, with all necessary power and authority to own its assets and conduct its operations in the jurisdictions where the same are owned and conducted.

     10.2 EXECUTION AND VALIDITY OF AGREEMENT. If not an individual, such Member or Manager has the full (corporate or partnership, if applicable) power and authority to make, execute, deliver and perform this Agreement and the transactions contemplated hereby, and the execution and delivery of this Agreement by such Member or Manager and the consummation of the transactions contemplated hereby have been duly authorized by all required (corporate or partnership, if applicable) action on behalf of such Member or Manager. With respect to all Members and Managers, this Agreement has been duly and validly executed and delivered by such Member or Manager, and constitutes the valid and binding obligation thereof, enforceable against it in accordance with its terms.

     10.3 NO CONFLICT. Neither the execution or delivery of this Agreement and each other agreement entered into in connection herewith by such Member or Manager, nor the consummation of the transactions contemplated hereby, will result, whether or not with the giving of notice or the lapse of time, or both, in the breach of, or in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance of any kind upon his, her, or its respective Units or Options pursuant to any provision of, any mortgage, lien, lease, agreement, license, or instrument to which such Member or Manager is a party (or by which such Units are bound) or violate or result in the breach of any judgment, arbitration award, order, or decree of any court or governmental authority to which such Member or Manager is a party or by which it or such Units are bound.

     10.4 NO SECURITY INTERESTS. Such Member has good and marketable title to his, her, or its respective Units, and such Units shall be tendered in the Exchange to JAMtv free and clear of all liens, hypothecations, pledges, security interests, and encumbrances of any kind.

                                   ARTICLE XI

                                 MISCELLANEOUS

     11.1  COUNTERPARTS.   This Agreement may be executed in one or more
counterparts, each of which shall be deemed to be an original but all of which together shall constitute one agreement.

     11.2  AMENDMENT.   Subject to applicable law, this Agreement may be
amended, modified or supplemented only by written agreement of each of JAMtv, the Company, and the Members holding 51% of the issued and outstanding Units as of the date hereof.

     11.3  WAIVER.   Any of the terms or conditions of this Agreement may be
waived at any time by the party entitled to the benefit thereof, but such waiver must be in writing and shall not constitute or be deemed a waiver as to any future event not within the scope of such waiver.

     11.4 NOTICES. All notices, requests, demands and other communications required under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date given if delivered personally or by telecopy, telegram or telex, or (ii) if mailed, three business days after the date of mailing by certified mail (return receipt requested), if delivered to the parties at their respective addresses listed on the signature pages hereto.

     11.5  ASSIGNMENT.   This Agreement is not assignable by any party hereto
without the prior written consent of each of JAMtv, the Company, and the Members holding 51% of the issued and outstanding Units as of the date hereof.

     11.6 FURTHER ASSURANCES. Each party hereto agrees that, from time to time, such party shall execute and deliver, without further consideration, such further certificates, resolutions, authorizations, assignments, instruments, and other documents and shall take such other actions as may be reasonably necessary to carry out the purposes and intents of this Agreement.

     11.7 REMEDIES. Each party hereto will be entitled to enforce its rights under this Agreement specifically (without posting a bond or other security) to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may, in his or its sole discretion, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violation of the provisions of this Agreement. Accordingly, any such breach or threatened breach may be preliminarily or permanently enjoined without bond and the parties hereby agree to the entry and enforcement of such injunctive relief. The injunctive relief provided is in addition to any and all other remedies available to any party hereunder.

     11.8 ATTORNEYS' FEES. If any legal action or other proceeding is brought for the enforcement of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

     11.9 EXPENSES. Except as otherwise provided for in this Agreement, whether the transactions contemplated hereunder are or are not consummated, all legal and other costs and expenses incurred in connection with this Agreement, and the transactions contemplated hereby, shall be paid by the party incurring such costs and expenses.

     11.10 GOVERNING LAW.   This Agreement shall be governed by and construed
in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

     11.11 CAPTIONS.   The section and other headings contained herein are
for reference purposes only and shall not affect the meaning or interpretation of this Agreement.


                          ***SIGNATURE PAGES FOLLOW***

     IN WITNESS WHEREOF, the undersigned have caused the execution of this Agreement by their duly authorized officer or other duly authorized representative as of the date first above written.

                                       JAMTV:

ATTEST:                                JAMtv Corporation,
                                       a Delaware corporation


                                       By:
-------------------------------            -------------------------------
Its: Secretary                             Howard A. Tullman,
                                           Chief Executive Office
Address:
640 N. LaSalle Street, Suite 560,
Chicago, Illinois 60610.
                                       THE COMPANY:

                                       DIGITAL ENTERTAINMENT NETWORKS,
                                         L.L.C., an Illinois limited
                                         liability company


                                       By:
                                           -------------------------------
                                           Howard A. Tullman, one of its
                                           Managers


                                       By:  Jam Enterprises Corp., one of its
                                            Managers


                                       By:
                                           ------------------------------

                                       Name:
                                             ----------------------------

                                       Title:
                                              ---------------------------


                                       By:  Red 5 Management, Inc., one of
                                            its Managers


                                       By:
                                           ------------------------------

                                       Name:
                                             ----------------------------

                                       Title:
                                              ---------------------------

Address:
640 N. LaSalle Street, Suite 560,
Chicago, Illinois 60610.

     IN WITNESS WHEREOF, the undersigned have caused the execution of this Agreement by their duly authorized officer or other duly authorized representative as of the date first above written

                                       THE MANAGERS:

                                       RED 5 MANAGEMENT, INC.


                                       By:
                                           -------------------------------
                                           Its: President
Address:
         --------------------------

         --------------------------



                                       JAM ENTERPRISES CORP.


                                       By:
                                           -------------------------------
                                           Its: Executive Vice-President
Address:
         -------------------------

         -------------------------



                                       HOWARD A. TULLMAN


                                       -----------------------------

Address:   640 N. LaSalle Street, Suite 560,
           Chicago, Illinois 60610.

     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

                                       INDIVIDUAL MEMBER:


                                       ---------------------------------
                                       Signature


                                       ---------------------------------
                                       Print Name of Member


Address:
         --------------------------

         --------------------------


Social Security Number:
                        ------------------

     IN WITNESS WHEREOF, the undersigned have caused the execution of this Agreement by their duly authorized officer or other duly authorized representative as of the date first above written.

                                       CORPORATE AND OTHER NON-INDIVIDUAL
                                         MEMBER:


                                       ---------------------------------
                                       Print Name of Member


                                       By:
                                            ---------------------------------
                                       Title:
                                              -------------------------------


Address:
        --------------------------

        --------------------------


FEIN:
       ------------------

     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

                                       OPTION HOLDERS:


                                       ---------------------------------
                                       Signature


                                       ---------------------------------
                                       Print Name of Option Holder


Address:
         --------------------------


         --------------------------


Social Security Number:
                        ------------------

     IN WITNESS WHEREOF, the undersigned have caused the execution of this Agreement by their duly authorized officer or other duly authorized representative as of the date first above written.

                                       CORPORATE AND OTHER NON-INDIVIDUAL
                                         OPTION HOLDER:


                                       ---------------------------------
                                       Print Name of Option Holder



                                       By:
                                           ---------------------------------

                                       Title:
                                              ------------------------------


Address:
         --------------------------


         --------------------------


FEIN:
      ------------------